HAM
  LANGSTON  &
   BREZINA,  L.L.P.
Certified  Public  Accountants
--------------------------------------------------------------------------------


                                                                  EXHIBIT  23(1)


                       CONSENT  OF  INDEPENDENT  ACCOUNTANTS



To  the  Stockholders  and  Directors
Berens  Industries,  Inc.


We consent to the inclusion in this registration statement on Form SB-2 of our report, dated March 13, 2000, on our audit of the financial statements of Berens Industries, Inc. for the period from inception, February 26, 1999, to December 31, 1999. We also consent to the reference to our firm under the caption "Experts".


                                        /s/  Ham,  Langston  &  Brezina,  L.L.P.
                                        ----------------------------------------
                                             Ham,  Langston  &  Brezina,  L.L.P.

Houston,  Texas
May  24,  2000



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